Voice Mobility Provides Messaging Technology for North American Carrier

Vancouver, BC, CANADA March 21, 2005 – Voice Mobility International, Inc. (OTCBB: VMII and TSX: VMY), wishes to announce that it has been advised by Avaya Inc. (NYSE: AV), its exclusive channel partner, that Avaya has signed an agreement to provide Carrier Messaging to a North American telco. Voice Mobility is the messaging technology provider for the jointly developed Avaya Messaging offer.

About Voice Mobility Voice Mobility markets and develops next generation messaging solutions that provide all of the enhanced features and functionality of unified communications while ensuring integration with and replacement of existing voice messaging systems. Voice Mobility markets its software suite to telephone companies and service providers in both mature and new growth markets. Voice Mobility’s enhanced messaging solution offers a lower cost of system ownership that allows carriers and service providers to cease spending capital on legacy equipment, and that provides seamless migration of paying customers from first generation systems to second generation technology, new revenue streams through the incremental marketing of enhanced features, and competitive differentiation. For Voice Mobility customers, this means increased share of their existing customers’ wallet, increased customer loyalty and the ability to attract new customers with incremental services. For more information about Voice Mobility, visit www.voicemobility.com.

For Further Information: Randy Buchamer, CEO Voice Mobility International Inc. 604.482.0000	Investor Relations: North America: 1.888.370.8751 investors@voicemobility.com

FORWARD-LOOKING (SAFE HARBOR) STATEMENT

Statements in this press release that relate to future results, strategies and events are based on the Company’s current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, future sales, product demand, growth of the messaging industry, competition, exchange rate fluctuations, the effect of economic conditions and technological difficulties and other risks detailed in Voice Mobility’s filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.